JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the statement of Schedule 13D pertaining to certain securities of Just For Feet, Inc. to which this agreement is an exhibit is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.


                          SNEAKER GUARANTEE LLC

                          By: THL Equity Advisors III Limited Partnership,
                                its Manager


 Date:  July 13, 1998     By: THL Equity Trust III, as General Partner

                          By /s/ Wendy Masler
                             ------------------------------------
                             Name:  Wendy Masler
                             Title: Treasurer


                          THOMAS H. LEE EQUITY FUND III, L.P.

                          By: THL Equity Advisors III Limited
                          Partnership, its General Partner

                          By: THL Equity Trust III, its General
                              Partner


 Date:  July 13, 1998    By /s/ Wendy Masler
                           -------------------------------------
                           Name:  Wendy Masler
                           Title: Treasurer


                          THL EQUITY ADVISORS III LIMITED PARTNERSHIP

                          By: THL Equity Trust III, its General Partner


 Date:  July 13, 1998     By /s/ Wendy Masler
                            -------------------------------------
                            Name:  Wendy Masler
                            Title: Treasurer


                           THL EQUITY TRUST III


 Date:  July 13, 1998    By /s/ Wendy Masler
                            --------------------------------------
                           Name:  Wendy Masler
                           Title: Treasurer